Exhibit 4.4

INDENTURE

by and between

OMX Timber Finance Investments I, LLC,

as the Issuer,

and

WELLS FARGO BANK NORTHWEST, N.A.,

not in its individual capacity but solely in its capacity

as the Indenture Trustee

Dated as of December 21, 2004

$735,000,000 (approximate) Class A-1 Notes due 2019

Secured by $817,500,000 Installment Notes Guaranteed by Wachovia Corporation

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EXHIBITS
Exhibit A	—	Form of Class A-1 Note
Exhibit B	—	Form of Wiring Instructions
Exhibit C-1	—	Form of Transferee Letter
Exhibit C-2	—	Form of Rule 144A Certification
Exhibit D	—	Form of Redemption Notice

INDENTURE

THIS INDENTURE, dated as of December 21, 2004 (as amended, modified, restated, supplemented or waived from time to time, the “Indenture”), is by and between OMX TIMBER FINANCE INVESTMENTS I, LLC, a Delaware limited liability company, as the issuer (together with its successors and assigns in such capacity, the “Issuer”), and WELLS FARGO BANK NORTHWEST, N.A., a national banking association, not in its individual capacity but solely in its capacity as the indenture trustee (together with its successors and assigns, in such capacity, the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s Notes.

GRANTING CLAUSE

The Issuer Grants to the Indenture Trustee, on behalf of and for the benefit of the Holders of the Notes, without recourse, subject to the terms of this Indenture and the other Transaction Documents, a continuing security interest in and lien on all of its right, title and interest in and to all of the property of the Issuer consisting of, arising out of, or related to (i) the Installment Notes and the Guaranty, (ii) any and all funds now or hereafter deposited in or credited to the Class A-1 Notes Account, and (iii) all present and future claims, demands and causes of action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Indenture Collateral”).

The foregoing Grant is made in trust to secure (x) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes and all other sums owing by the Issuer hereunder or under any other Transaction Document, and (y) to secure compliance with the covenants and agreement in this Indenture and the other Transaction Documents.

The Indenture Trustee, on behalf of the Holders (1) acknowledges such Grant, and (2) accepts the trusts under this Indenture in accordance with this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders may be adequately and effectively protected.

ARTICLE I            DEFINITIONS

Section 1.01. Definitions.

Certain defined terms used throughout the Indenture are defined above or in this Section 1.01.

“Affiliate” of any specified Person means any other Person controlling or controlled by, or under common control with, such specified Person. For the purposes of this definition,

“control” (including the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise. The Indenture Trustee may conclusively presume that a Person is not an Affiliate of another Person unless an Authorized Officer of the Indenture Trustee has actual knowledge to the contrary.

“Aggregate Outstanding Principal Balance” means, as of any date of determination, the sum of the Outstanding principal balances of each Note outstanding on such date.

“Applicable Procedures” has the meaning given to such term in subsection 4.02(1)(i).

“Authorized Newspaper” means a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

“Authorized Officer” means, (i) with respect to any Person, any person who is authorized to act for such Person in matters relating to the Transaction Documents and whose action is binding upon such Person, (ii) with respect to the Issuer, any member, manager or officer who is authorized to act for the Issuer, and (iii) with respect to the Indenture Trustee, the Chairman or Vice President of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer, the Controller and any assistant controller or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with particular subject.

“Beneficial Owner” means, with respect to a Note, the Person who is the beneficial owner of such Note, as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository), as the case may be.

“Business Day” means any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the cities of New York, New York and Salt Lake City, Utah are authorized or obligated, by law or executive order, to be closed.

“Class A-1 Note Interest Rate” means the rate of interest payable with respect to the Class A-1 Notes, which shall be equal to 5.420% per annum.

“Class A-1 Note Extension Interest Rate” means the rate of interest which is the greater of (i) the Class A-1 Note Interest Rate plus two hundred (200) basis points (2.00%) and (ii) a rate per annum equal to the lesser of (A) LIBOR plus 255 basis points (2.55%) and (B) thirteen percent (13.00%).

“Class A-1 Notes Account” has the meaning given to such term in Section 3.01.

“Closing Date” means December 21, 2004.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation thereto.

“Contribution Agreement” means the Contribution Agreement dated as of the date of this Indenture, between the Member and the Issuer.

“Corporate Trust Office” means in the case of the Indenture Trustee: Wells Fargo Bank Northwest, N.A., 299 South Main Street, 12th Floor, Salt Lake City, Utah 84111, Attention: Corporate Trust Services, or at such other address as the Indenture Trustee may designate from time to time by notice to the Issuer, or the principal corporate trust officer of any successor Indenture Trustee at the address designated by such successor by notice to the Issuer.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Depository” means The Depository Trust Company or its successors or assigns.

“Depository Participant” means a Person for whom, from time to time, the Depository effects book–entry transfers and pledges of securities deposited with the Depository.

“Direct Participant” means any broker–dealer, bank or other financial institution for whom the nominee of the Depository holds an interest in any Note.

“DTC” means The Depository Trust Company, and its successors.

“DTC Custodian” means the Indenture Trustee as a custodian for DTC.

“Eligible Deposit Account” means either a segregated account with a Qualified Institution, or a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from in the case of Moody’s a short–term credit rating of “P-1” and in the case of S&P a commercial paper short–term debt rating of “A-1+” and a long–term unsecured debt rating of “AA-”.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor legislation thereto and the regulations promulgated and the rulings issued thereunder.

“Event of Default” has the meaning given to such term in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or supplemented from time to time.

“Extended Maturity Date” means January 29, 2020.

“FDIC” shall mean the Federal Deposit Insurance Corporation and any successor thereto.

“Global Notes” means the Notes sold within the United States to U.S. Persons, initially issued to Qualified Institutional Buyers in the form of beneficial interests in one or more Global Notes, deposited with the Indenture Trustee as custodian for the Depository and registered in the name of the Depository or its nominee, beneficial interests of which are reflected on the books of the Depository or on the books of a Person maintaining any account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Grant” means to mortgage, pledge, sell, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set off against, deposit, set over and confirm pursuant to the Indenture. A Grant of Indenture Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Guarantor” means Wachovia Corporation, a North Carolina corporation.

“Guaranty” means the Guaranty executed as of October 29, 2004, by Guarantor for the benefit of Issuer, as successor-in-interest to OfficeMax Southern Company (formerly known as Boise Southern Company) and OfficeMax Incorporated (formerly known as Boise Cascade Corporation).

“Holder” means, with respect to a Note, the Person in whose name such Note is registered in the Note Register.

“Indenture Collateral” has the meaning given to such term in the Granting Clause.

“Indenture Trustee” has the meaning given to such term in the Preamble.

“Indirect Participant” means any financial institution for whom any Direct Participant holds an interest in any Note.

“Individual Note” means any Note in permanent certificated form registered in the name of a Holder other than the Depository or its nominee.

“Indenture Trustee Fee” shall have the meaning given to such term in Section 6.07.

“Independent” means, when used with respect to any specified Person, the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Indenture Trustee and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Indenture Trustee or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Indenture Trustee or any Affiliate of any of the foregoing Persons as an officer, employee, trustee, partner, director or person performing similar functions.

“Initial Purchasers” means Wachovia Capital Markets, LLC and Lehman Brothers Inc.

“Initial Principal Balance” means $735,000,000.

“Installment Notes” means, collectively, (i) the Installment Note in the principal amount of $559,500,000 dated as of October 29, 2004, by Boise Land & Timber, L.L.C. for the benefit of Issuer, as successor-in-interest to Boise Cascade Corporation, and (ii) the Installment Note in the principal amount of $258,000,000, dated as of October 29, 2004, by Boise Land & Timber, L.L.C. for the benefit of Issuer, as successor-in-interest to Boise Southern Company.

“Institutional Accredited Investor” means any Person meeting the requirements of Rule 501 (a) (1) – (3) or (7) of Regulation D under the Securities Act.

“Issuer Order” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Interest Accrual Period” means the period commencing on a Payment Date and ending on the day immediately preceding the next Payment Date (or, with respect to the first Payment Date, the period commencing on the Closing Date and ending on the day before the first Payment Date).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Letter of Representations” means the Letter of Representations, dated as of the date of this Indenture, by and among the Issuer, the Indenture Trustee and the Depository.

“LIBOR” means the rate for deposits in the U.S. dollars having a maturity date of three (3) months commencing on the first day of the applicable interest period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the date which is two (2) Business Days prior to the Scheduled Maturity Date. If such rate ceases to be available on Telerate Page 3750, the Indenture Trustee will request the principal London offices of four major banks in the London interbank market (as selected by the Indenture Trustee) to provide the Indenture Trustee with an offered quotation for deposits in U.S. dollars for the period of three (3) months, commencing on the date which is two (2) Business Days prior to the Scheduled Maturity Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such date and in a principal amount equal to not less than $1,000,000 that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on such date will be the arithmetic mean of those quotations (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 one-millionths of a percentage point rounded upwards). If fewer than two quotations are provided by such reference banks, then LIBOR on such date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 one-millionths of a percentage point rounded upwards) of the rates quoted in The City of New York on such date by three major banks in The City of New York (as selected by the Indenture Trustee) for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount equal to not less than $1,000,000 that is representative for a single transaction in U.S. dollars in that market at that time.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Limited Liability Company Agreement” means the Limited Liability Company Agreement of the Issuer, dated as of the date of this Indenture but effective as of November 24, 2004, between the Member and managers of the Issuer, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Majority Holders” means the Holders evidencing more than 50% of the Aggregate Outstanding Principal Balance of all of the Notes.

“Maturity Date” means either (i) the Scheduled Maturity Date, or (ii) if the term of the Notes is extended pursuant to Section 4.04, the Extended Maturity Date.

“Member” means OMX Timber Finance Holdings I, LLC, a Delaware limited liability company.

“Moody’s” means Moody’s Investors Service or any successor thereto.

“Moody’s Rating Condition” means, with respect to any action or series of related actions or proposed transaction or series of proposed transactions, that Moody’s shall have notified the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a reduction or withdrawal of the rating issued by Moody’s on the Closing Date with respect to any outstanding class of Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“Notes” means collectively, the Class A-1 Secured Notes due 2019 issued pursuant to this Indenture

“Note Register” has the meaning given to such term in subsection 4.02(a).

“Note Registrar” has the meaning given to such term in subsection 4.02(a).

“Officer’s Certificate” means a certificate delivered to the Indenture Trustee signed by a Regular Manager of the Issuer, as required by this Agreement or any other Transaction Document.

“Opinion of Counsel” means a written opinion of counsel, who may be outside counsel or internal counsel, for the Issuer, from King & Spalding LLP, Dechert LLP or other counsel reasonably acceptable to the Indenture Trustee, as the case may be.

“Outstanding” means as of the date of determination, all Notes theretofore executed, authenticated and delivered under the Indenture except:

(i)            Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course; and

(ii)           Notes theretofore canceled by the Note Registrar or delivered to the Indenture Trustee for cancellation.

“Owner” means each Holder of a Note.

“Participant” means a Person that has an account with DTC.

“Payment Date” means each April 30 and October 31 beginning April 30, 2005, through and including the Maturity Date.

“Payment Direction Letters” means those letters dated as of the date of this Indenture, from Issuer to the makers of each Installment Note directing that payment under such Installment Notes be made directly to the Indenture Trustee.

“Paying Agent” means, with respect to the Notes, any paying agent or co–paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

“Percentage Interest” means, with respect to a Note, the fraction, expressed as a percentage, the numerator of which is the denomination represented by such Note and the denominator of which is the Initial Principal Balance.

“Permitted Liens” means

(a)           with respect to any portion of the Indenture Collateral, Liens in favor of the Indenture Trustee created pursuant to this Indenture;

(b)           with respect to the interest of the Issuer in the Indenture Collateral: (i) Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (ii) Liens for state, municipal and other local taxes if such taxes shall not at the time be due and payable or if the Issuer shall currently be contesting the validity thereof in good faith by appropriate proceedings, and (iii) Liens in favor of the Indenture Trustee created pursuant to this Indenture; and

(c)           with respect to any assets of the Issuer, including the Indenture Collateral, Liens securing the Refinancing Indebtedness, the proceeds of which are used to redeem fully the Notes under Section 4.04.

“Person” means any individual, corporation, estate, partnership, business or statutory trust, limited liability company, sole proprietorship, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or other entity.

“Plan” has the meaning given to such term in subsection 4.02(v).

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Qualified Institutional Buyer” has the meaning given to such term in Rule 144A under the Securities Act.

“Qualified Institution” means (a) the corporate trust department of the Indenture Trustee or the corporate trust department of Wachovia Bank, National Association, or (b) a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) that has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “AA-” and in the case of Moody’s, shall be “Aa3,” or (2) a short–term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “A-1+” and in the case of Moody’s, shall be “P-1,” (B) the parent corporation, if such parent corporation guarantees the obligations of the depository institution, of which has either (1) a long–term unsecured debt rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “AA-” and in the case of Moody’s, shall be “Aa3” or (2) a short—term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “A-1+” and in the case of Moody’s, shall be “P-1,” or (C) otherwise satisfies the Rating Agency Condition, and (ii) whose deposits are insured by the FDIC and satisfies the Rating Agency Condition.

“Qualified Purchaser” means a “qualified purchaser” within the meaning of Section 3(c)(7) of the Investment Company Act.

“Rating Agency” means each of S&P and Moody’s, so long as such Persons maintain a rating on the Notes; and if any of S&P or Moody’s no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization selected by the Indenture Trustee.

“Rating Agency Condition” means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, that each Rating Agency shall have notified the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a Ratings Effect.

“Ratings Effect” means, with respect to any action or series of related actions, a reduction or withdrawal of the then current rating issued by a Rating Agency with respect to any Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“Record Date” means, for book–entry Notes, the calendar day immediately preceding the applicable Payment Date, and for the Individual Notes, the last Business Day of the immediately preceding calendar month.

“Redemption Notice” has the meaning given to such term in subsection 4.04(b).

“Refinancing Indebtedness” means indebtedness incurred by the Issuer the proceeds of which are used to redeem the aggregate principal amount of the Outstanding Notes, together with all accrued and unpaid interest thereon.

“Requirements of Law” for any Person means the certificate of incorporation or articles of association and by–laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws).

“Rule 144A Certification” means a letter substantially in the form attached as Exhibit C–2.

“Satisfaction Date” means the date which is one hundred eighty-one (181) days after the date on which all obligations of the Issuer under this Indenture and the Notes have been paid and/or satisfied in full (other than any ongoing indemnities contained in this Indenture which by their terms survive the satisfaction of all other monetary obligations under such Indenture and Notes).

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“S&P Rating Condition” means, with respect to any action or series of related actions or proposed transaction or series of proposed transactions, that S&P shall have notified the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a reduction or withdrawal of the then current rating issued by S&P with respect to any outstanding class of Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“Sale” has the meaning given to such term in Section 5.15.

“Scheduled Maturity Date” means October 31, 2019.

“Securities Legend” “THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE

TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A U.S. PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) AND WHO IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 3(c)(7) UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (A “QUALIFIED PURCHASER”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB WHO IS ALSO A QUALIFIED PURCHASER, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO A U.S. PERSON WHO IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1)-(3) OR (7) UNDER THE SECURITIES ACT) AND WHO IS ALSO A QUALIFIED PURCHASER, PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE INDENTURE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE INDENTURE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, OR (3) TO A U.S. PERSON PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT ACQUIRING OR HOLDING THIS NOTE, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR WITH ANY ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” WITHIN THE MEANING OF SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, A “PLAN” WITHIN THE MEANING OF AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); AN ENTITY THE UNDERLYING ASSETS OF WHICH ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH PLAN, OR A PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW (“SIMILAR LAW”) THAT IS SUBSTANTIVELY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR (B) ITS ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

“Telerate Page 3750” means the display designated as “Page 3750” on MoneyLine Telerate, or such other page as may replace the 3750 page on that service or any successor service or services that may be nominated by the British Bankers’ Association for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

“Transaction Documents” means this Indenture, the Notes, the Contribution Agreement, the Limited Liability Company Agreement, the Installment Notes, the Guaranty, the Payment Direction Letters and any documents or agreements executed in connection with the forgoing, as the forgoing documents and agreements are amended, modified, restated, replaced, substituted, waived, supplemented or extended from time to time.

“Transfer” has the meaning given to such term in subsection 4.02(r).

“Transferee Letter” means the letter set forth in Exhibit C-1.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“U.S. Person” means a Person who is both (i) a “U.S. person” as defined in Regulation S under the Securities Act and (ii) a “United States person” under Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means the United States Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, signed into law on and effective as of October 26, 2001, which, among other things, requires that financial institutions, a term that includes banks, broker-dealers and investment companies, establish and maintain compliance programs to guard against money laundering activities.

Section 1.02.        Rules of Construction.

Unless the context otherwise requires:

(i)            a term has the meaning given to it;

(ii)           an accounting term not otherwise defined has the meaning given to it in accordance with generally accepted accounting principles;

(iii)          “or” is not exclusive;

(iv)          “including” means including without limitation;

(v)           words in the singular include the plural and words in the plural include the singular;

(vi)          any pronouns shall be deemed to cover all genders; and

(vii)         any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified, waived or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II          THE NOTES

Section 2.01. Form.

The Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth as Exhibit A to this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the appropriate Authorized Officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

Section 2.02.   Execution, Authentication and Delivery.

The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

A Note bearing the manual or facsimile signature of an individual who was at any time an Authorized Officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Note or did not hold such office at the date of such Note.

The Indenture Trustee shall upon receipt of an Issuer Order authenticate and deliver the Notes for original issue in an aggregate amount equal to the Initial Principal Balance.

Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum initial denominations of $500,000 and in integral multiples of $1,000 in excess thereof; provided, however, that one Note may be issued in a different denomination.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03.   Opinions of Counsel.

On the Closing Date, the Indenture Trustee shall have received: (i) an Opinion of Counsel, with respect to securities law matters; (ii) an Opinion of Counsel, with respect to certain U.S. federal income tax matters relating to the Notes; and (iii) an Opinion of Counsel to the Issuer, with respect to the due authorization, valid execution and delivery of this Indenture and with respect to its binding effect on the Issuer.

ARTICLE III         COVENANTS

Section 3.01.   Collection of Payments on Indenture Collateral; Class A-1 Notes Account.

The Indenture Trustee shall establish and cause to be maintained an account owned by the Indenture Trustee for the benefit of the Issuer for the collection of payments from the Indenture Collateral (the “Class A-1 Notes Account”). Any amounts on deposit in the Class A-1 Notes Account shall remain uninvested. The Indenture Trustee shall ensure that the Class A-1 Notes Account is established and maintained as an Eligible Deposit Account with a Qualified Institution. If any institution with which any of the Class A-1 Notes Account established pursuant to this Indenture is established ceases to be a Qualified Institution, the Indenture Trustee shall within ten (10) Business Days establish a replacement account at a Qualified Institution after notice of such event. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03 and as provided in Section 3.05 herein from moneys on deposit in the Class A-1 Notes Account.

Section 3.02.   Maintenance of Office or Agency.

The Issuer will maintain with the Indenture Trustee an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03.   Money for Payments To Be Held in Trust; Paying Agent.

The Issuer appoints the Indenture Trustee as Paying Agent for the payment of principal and interest on the Notes. As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Class A-1 Notes Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Paying Agent, and no amounts so withdrawn from the Class A-1 Notes Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03 and in Section 8.02.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional paying agents for any or all of such purposes; provided, that, no Paying Agent shall be appointed in a jurisdiction that subjects payments on the Notes to withholding tax. The Issuer shall give prompt written notice to the Indenture Trustee, the Rating Agencies and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i)            hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)           give the Indenture Trustee notice of any default by the Issuer in the making of any payment required to be made with respect to the Notes;

(iii)          at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)          immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v)           comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on an Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for repurchase or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04.   Existence; Separate Legal Existence.

Prior to the Satisfaction Date:

(a)           The Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the other Transaction Documents, the Indenture Collateral and each other instrument or agreement included in the Indenture Collateral.

(b)           The Issuer shall ensure that it is at all times in compliance with Sections 7 and 9(i) of its Limited Liability Company Agreement.

(c)           The Issuer shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary statutory limited liability company formalities.

Section 3.05.   Payment of Principal and Interest.

The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of such Notes and this Indenture. On each Payment Date in accordance with Section 8.02, the Issuer will cause to be distributed amounts on deposit in the Class A-1 Notes Account for the benefit of the Holders of the Notes to pay all interest on and principal of the Notes then due and payable. Amounts properly withheld under the Code or any applicable state law by any Person from a payment to any Holder of interest and/or principal shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture.

Section 3.06. Protection of Indenture Collateral.

(a)           The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Holders to be prior to all other liens in respect of the Indenture Collateral, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Holders, a first lien on and a first priority, perfected security interest in the Indenture Collateral. In connection therewith, the Issuer shall cause to be delivered into the possession of the Indenture Trustee as pledgee hereunder, indorsed in blank, any “instruments” (within the meaning of the UCC), not constituting part of chattel paper, evidencing any part of the Indenture Collateral. The Indenture Trustee acknowledges and agrees that it holds the Indenture Collateral delivered to it pursuant to this Indenture for the benefit of the Holders. The Indenture Trustee agrees to maintain continuous possession of such Indenture Collateral as pledgee hereunder until this Indenture shall have terminated in accordance with its terms or until the Indenture Trustee is otherwise authorized to release such instrument from the Indenture Collateral. The Issuer will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)            maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)           perfect, publish notice of or protect the validity of any Grant made by this Indenture;

(iii)          enforce any rights of the Issuer under the Indenture Collateral to the extent commercially reasonable; or

(iv)          preserve and defend title to the Indenture Collateral and the rights of the Indenture Trustee and the Holders in such Indenture Collateral against the claims of all other Persons and parties.

Except as otherwise provided in or permitted by this Indenture, the Indenture Trustee shall not remove any portion of the Indenture Collateral that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

The Issuer designates the Indenture Trustee its agent and attorney–in–fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

Section 3.07.   Opinions as to Indenture Collateral.

On or before the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the delivery of Indenture and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

Section 3.08.   Furnishing of Rule 144A Information.

The Issuer will furnish, upon the written request of any Holder or of any owner of a beneficial interest therein, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such Holder or beneficial owner, (ii) to a prospective purchaser of such Note or interest therein who is a Qualified Institutional Buyer (and who is also a Qualified Purchaser) designated by such Holder or beneficial owner, or (iii) to the Indenture Trustee for delivery to such Holder, beneficial owner or prospective purchaser, in order to permit compliance by such Holder or beneficial owner with Rule 144A in connection with the resale of such Note or beneficial interest therein by such Holder or beneficial owner in reliance on Rule 144A unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.

Section 3.09. Performance of Obligations.

(a)                                  The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements included in the Indenture Collateral.

(b)                                 The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, the Transaction Documents and in the instruments and agreements included in the Indenture Collateral, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.

(c)                                  The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the Indenture Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Indenture Collateral.

Section 3.10. Negative Covenants.

So long as any Notes are Outstanding, the Issuer shall not:

(i)                                     except as expressly permitted by this Indenture or any other Transaction Document, sell, transfer, exchange or otherwise dispose of the Indenture Collateral, unless directed to do so by the Indenture Trustee;

(ii)                                  claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Holder by reason of the payment of the taxes levied or assessed upon any part of the Indenture Collateral;

(iii)                               permit the validity or effectiveness of this Indenture to be impaired, or permit the lien Granted by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture or any other Transaction Document or any other Permitted Lien) to be created on or extend to or otherwise arise upon or burden the Indenture Collateral or any part thereof or any interest therein or the proceeds thereof or permit the lien of this Indenture not to constitute a valid first priority security interest in the Indenture Collateral;

(iv)                              to the fullest extent permitted by the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et. seq.), dissolve or liquidate in whole or in part;

(v)                                 enter into any agreement which does not contain non-petition and limited recourse provisions substantially to the effect of Section 11.15 and will not consent to any amendment or waiver of such provisions;

(vi)                              create any subsidiaries;

(vii)                           modify or amend any of Sections 7, 9(a), 9(b), 9(f)(iii), 9(g), 9(h), 9(i), 10, 11, 12, 13, 14, 15, 19, 20, 25 or 35 under the Limited Liability Company Agreement; or

(viii)                        permit the modification or amendment of any Transaction Document without delivering notice of such modification or amendment to each Rating Agency then rating the Notes.

Section 3.11. Annual Statement as to Compliance.

If so requested in writing by the Indenture Trustee, the Majority Holders or a Rating Agency, the Issuer will deliver to the Indenture Trustee and the Rating Agencies, within ninety (90) days after the end of each calendar year (commencing with the calendar year ending 2004), an Officer’s Certificate stating, as to the Person signing such Officer’s Certificate, that to the best of such Person’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been such a default in its compliance with any such condition or covenant, specifying each such default known to such Person and the nature and status thereof.

Section 3.12. Recording of Assignments.

The Issuer shall submit or cause to be submitted for recording any assignments of the Indenture Collateral requested by the Indenture Trustee necessary to accomplish the Grant of the security interest of this Indenture.

Section 3.13. Investment Company Act.

Neither the Issuer nor the Indenture Trustee shall take any action that would cause the Issuer to be required to register as an “investment company” under the Investment Company Act.

Section 3.14. Issuer May Consolidate, etc., only on Certain Terms.

(a)                                  The Issuer shall not consolidate or merge with or into any other Person.

(b)                                 Except as otherwise permitted under this Indenture or under the Transaction Documents, the Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Indenture Collateral, to any Person.

Section 3.15. No Other Business.

Prior to the Satisfaction Date, the Issuer shall not engage in any business other than financing, purchasing, owning, selling, managing and enforcing the Indenture Collateral in the manner contemplated by this Indenture and the Transaction Documents and issuing the Notes and all activities incidental thereto.

Section 3.16. No Borrowing.

Until such time as the Notes have been fully redeemed and all other amounts due and payable under this Indenture have been indefeasibly paid and satisfied in full (which redemption may occur contemporaneously with the incurrence or issuance of Refinancing Indebtedness by the Issuer), the Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

Section 3.17. Use of Initial Proceeds.

The proceeds from the initial sale of the Notes shall be used exclusively to pay the transactional expenses of the Issuer, and, after paying such expenses, the balance will be paid to the Member as a return on capital.

Section 3.18. Guarantees, Loans, Advances and Other Liabilities.

Except as contemplated by this Indenture or the other Transaction Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.19. Capital Expenditures.

The Issuer shall not make any expenditure for capital assets.

Section 3.20. Representations and Warranties of the Issuer.

The Issuer represents and warrants as follows:

(a)                                  Power and Authority. It has full power, authority and legal right to execute, deliver and perform its obligations as Issuer under this Indenture and the Notes (the foregoing documents, the “Issuer Documents”) and under each of the other Transaction Documents to which the Issuer is a party.

(b)                                 Due Authorization and Binding Obligation. The execution and delivery of the Issuer Documents and the other Transaction Documents to which the Issuer is a party, and the consummation of the transactions provided for therein have been duly authorized by all necessary action on its part. Each of the Issuer Documents and the other Transaction Documents to which the Issuer is a party constitutes the legal, valid and binding obligation of the Issuer and is enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(c)                                  No Conflict. The execution and delivery of the Issuer Documents and the other Transaction Documents to which the Issuer is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof will not conflict with, result in any breach of any of the materials terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Issuer is a party or by which it or any of its property is bound.

(d)                                 No Violation. The execution and delivery of the Issuer Documents and the other Transaction Documents to which the Issuer is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof will not conflict with or violate, in any material respect, any Requirements of Law applicable to the Issuer.

(e)                                  All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or any Governmental Authority required in connection with the execution and delivery of the Issuer Documents and the other Transaction Documents to which the Issuer is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof have been obtained.

(f)                                    No Proceedings. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Issuer, threatened, against the Issuer or any of its respective properties or with respect to the Issuer Documents or any other Transaction Document to which the Issuer is a party that, if adversely determined, would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Issuer or the transactions contemplated by the Issuer Documents or any of the other Transaction Documents to which the Issuer is a party.

(g)                                 Organization and Good Standing. The Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power to own its assets and to transact the business in which it is currently engaged, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire, own and pledge the Indenture Collateral.

(h)                                 Investment Company Act. The Issuer is not an “investment company” within the meaning of the Investment Company Act.

(i)                                     Location. The Issuer is located (within the meaning of Article 9 of the UCC) in Delaware. The Issuer agrees that it will not change its location (within the meaning of Article 9 of the UCC) without at least thirty (30) days prior written notice to the Indenture Trustee and the Rating Agencies.

(j)                                     Security Interest in Collateral.

(i)                                     This Indenture creates a valid, continuing and enforceable security interest (as defined in the applicable UCC) in the Indenture Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Issuer;

(ii)                                  the Installment Notes constitute “instruments” and the Guaranty constitutes a “supporting obligation” within the meaning of the applicable UCC;

(iii)                               the Issuer owns and has good and marketable title to such Indenture Collateral free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv)                              the Issuer has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Requirements of Law in order to perfect the security interest in such Indenture Collateral granted to the Indenture Trustee under this Indenture;

(v)                                 other than the security interest granted by the Issuer pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Indenture Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering such Indenture Collateral other than any financing statement relating to the security interest granted by the Issuer under this Indenture. The Issuer is not aware of the filing of any judgment or tax Lien filings against the Issuer;

(vi)                              all original executed copies of each underlying document that constitute or evidence the Indenture Collateral have been delivered to and to the knowledge of the Issuer are in the possession of the Indenture Trustee;

(vii)                           the Issuer has received a written acknowledgment from the Indenture Trustee that the Indenture Trustee or its bailee is holding the underlying documents that constitute or evidence the Indenture Collateral solely on behalf of and for the benefit of the Holders; and

(viii)                        none of the underlying documents that constitute or evidence the Indenture Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer and the Indenture Trustee.

Section 3.21. Restricted Payments.

Except as permitted by Section 8.02, the Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose. The Issuer will not, directly or indirectly, make payments to or distributions from the Class A-1 Notes Account except in accordance with this Indenture and the Transaction Documents.

Section 3.22. Notice of Events of Default.

The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and of any event of default of any Transaction Document and of any other amendment or waiver of any Transaction Document, such notice to be given in accordance with Section 10.04.

Section 3.23. Further Instruments and Acts.

Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE IV                                                  THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01. The Notes.

(a)                                  Certain of the Notes shall be registered initially in the name of Cede & Co. Beneficial Owners will hold interests in such Notes through the book–entry facilities of the Depository in minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof. Subject to subsections 4.02(b), (p), (q) and (r), the Notes shall be issued in such names and denominations as may be set forth on an Issuer Order delivered to the Indenture Trustee.

(b)                                 The Notes shall, on original issue, be executed on behalf of the Issuer by an Authorized Officer of the Issuer, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer.

(c)                                  The Notes may be held only by U.S. Persons.

Section 4.02. Registration of Transfer and Exchange of Notes.

(a)                                  The Indenture Trustee shall cause to be kept a Note Register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes as herein provided. The Indenture Trustee shall be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Note Register shall contain the name, remittance instructions, the series and the number in the series.

(b)                                 The Notes shall be issued in minimum denominations of $500,000 initial principal amount and integral multiples of $1,000 in excess thereof, except that one Note may be in a different denomination so that the sum of the denominations of all outstanding Notes shall equal the Initial Principal Balance. On the Closing Date, the Indenture Trustee will execute and authenticate one or more (i) Global Notes and/or (ii) Individual Notes all in an aggregate principal amount that shall equal the Initial Principal Balance.

(c)                                  The Global Notes shall be delivered by the Issuer to the Depository or, pursuant to the Depository’s instructions, shall be delivered by the Issuer on behalf of the Depository to and deposited with the DTC Custodian, and in each case shall be registered in the name of Cede & Co. and shall bear a legend substantially to the following effect:

“Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Note Registrar or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

The Global Notes may be deposited with such other Depository as the Issuer may from time to time designate, and shall bear such legend as may be appropriate; provided, that, such successor Depository maintains a book–entry system that qualifies to be treated as “registered form” under Section 163(f)(3) of the Code.

The Issuer and the Indenture Trustee are hereby authorized to execute and deliver a Letter of Representations with the Depository relating to the Notes.

(d)                                 With respect to Notes registered in the Note Register in the name of Cede & Co., as nominee of the Depository, the Issuer and the Indenture Trustee shall have no responsibility or obligation to Direct or Indirect Participants or Beneficial Owners for which the Depository holds Notes from time to time as a Depository. Without limiting the immediately preceding sentence, the Issuer and the Indenture Trustee shall have no responsibility or obligation with respect to (a) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Notes, (b) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Note, (c) the payment to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Note as shown in the Note Register, of any amount with respect to any distribution of principal or interest on the Notes or (d) the making of book–entry transfers among Participants of the Depository with respect to Notes registered in the Note Register in the name of the nominee of the Depository. No Person other than a registered Holder of a Note as shown in the Note Register shall receive a Note evidencing such Note.

(e)                                  Upon delivery by the Depository to the Indenture Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of distributions by the mailing of checks or drafts to the registered Holders of Notes appearing as registered Owners in the Note Register on a Record Date, the name “Cede & Co.” in this Indenture shall refer to such new nominee of the Depository.

(f)                                    In the event that the Depository advises the Indenture Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Global Notes and the Indenture Trustee is unable to locate a qualified successor, the Global Notes shall no longer be restricted to being registered in the Note Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Indenture Trustee may determine that the Global Notes shall be registered in the name of and deposited with a successor depository operating a global book–entry system, as may be acceptable to the Indenture Trustee, or such depository’s agent or designee but, if the Indenture Trustee does not select such alternative global book–entry system, then upon surrender to the Note Registrar of the Global Notes by the Depository, accompanied by the registration instructions from the Depository for registration, the Indenture Trustee authenticate Individual Notes. The Indenture Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Individual Notes, the Indenture Trustee, the Note Registrar, any Paying Agent and the Issuer shall recognize the Holders of the Individual Notes as Holders hereunder.

(g)                                 Notwithstanding any other provision of this Agreement to the contrary, so long as any Global Notes are registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal and interest on such Global Notes and all notices with respect to such Global Notes shall be made and given, respectively, in the manner provided in the Letter of Representations.

(h)                                 Subject to the preceding paragraphs, upon surrender for registration of transfer of any Note at the office of the Note Registrar and, upon satisfaction of the conditions set forth below, the Issuer shall execute in the name of the designated transferee or transferees, a new Note or Notes of the same Percentage Interest and dated the date of authentication by the Indenture Trustee. The Note Registrar shall notify the Indenture Trustee of any such transfer.

(i)                                     At the option of a Holder, the Notes held by such Holder may be exchanged for other Notes in authorized denominations, upon surrender of the Notes to be exchanged at such office. Whenever any Notes are so surrendered for exchange, the Issuer shall execute the Notes which such Holder making the exchange is entitled to receive. Every Note presented or surrendered for transfer or exchange shall be accompanied by wiring instructions, if applicable, in the form of Exhibit B. The preceding provisions of this section notwithstanding, the Issuer shall not be required to make and the Note Registrar shall not register transfers or exchanges of Notes called for repurchase.

(j)                                     No service charge shall be made for any transfer or exchange of Notes, but prior to transfer the Note Registrar may require payment by the transferor of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

All Notes surrendered for payment, transfer and exchange or repurchase shall be marked canceled by the Note Registrar and retained for one year and destroyed thereafter.

(k)                                  By acceptance of an Individual Note, whether upon original issuance or subsequent transfer, each Holder of such a Note acknowledges the restrictions on the transfer of such Note set forth in the Securities Legend and agrees that it will transfer such a Note only as provided herein. In addition to the provisions of subsection 4.02(m) and (n) the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Note to a transferee that takes delivery in the form of an Individual Note:

(i)                                     The Note Registrar shall register the transfer of an Individual Note if the requested transfer is being made to a transferee who has provided the Note Registrar with a Rule 144A Certification; or

(ii)                                  The Note Registrar shall register the transfer of any Individual Note if (x) the transferor has advised the Note Registrar in writing that the Note is being transferred to a U.S. Person that is both an Institutional Accredited Investor and a Qualified Purchaser; and (y) prior to the transfer the transferee furnishes to the Note Registrar a Transferee Letter; provided, that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Note Registrar may as a condition of the registration of any such transfer require the transferor to furnish other certifications, legal opinions or other information prior to registering the transfer of an Individual Note.

(1)                                  Subject to subsection 4.02(n), so long as a Global Note remains outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in the Global Note, or transfers by Holders of Individual Notes to transferees that take delivery in the form of beneficial interests in the Global Note, may be made only in accordance with the rules of the Depository.

(m)                               Transfers of Interests in Global Notes to Individual Notes. Any and all transfers from a Global Note to a transferee wishing to take delivery in the form of an Individual Note will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Note described on the face of such Note, and such transferee agrees that it will transfer such Individual Note only as provided therein and herein. No such transfer shall be made and the Note Registrar shall not register any such transfer unless such transfer is made in accordance with this subsection 4.02(m).

(i)                                     Transfers of a beneficial interest in a Global Note to a U.S. Person who is both an Institutional Accredited Investor and a Qualified Purchaser will require delivery of such Note to the transferee in the form of an Individual Note and the Note Registrar shall register such transfer only if prior to the transfer such transferee furnishes to the Note Registrar (1) a Transferee Letter to the effect that the transfer is being made to U.S. Person who is both an Institutional Accredited Investor and a Qualified Purchaser in accordance with an applicable exemption under the Securities Act, and (2) an Opinion of Counsel acceptable to the Indenture Trustee that such transfer is in compliance with the Securities Act.

(ii)                                  Transfers of a beneficial interest in a Global Note to a U.S. Person who is both a Qualified Institutional Buyer and a Qualified Purchaser wishing to take delivery in the form of an Individual Note will be registered by the Note Registrar only if the Note Registrar is provided with a Rule 144A Certification.

(n)                                 Transfers of Individual Notes to a Global Note. If a Holder of an Individual Note wishes at any time to transfer such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global Note, such transfer may be effected only in accordance with the Applicable Procedures, and this subsection 4.02(n). Upon receipt by the Note Registrar at the Corporate Trust Office of (1) the Individual Note to be transferred with an assignment and transfer, (2) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in such Global Note in an amount equal to the denomination of the Individual Note to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the

Depository Participant to be credited with such beneficial interest, and (4) a Transferee Letter from the transferee of such interest to the effect that such transferee is a U.S. Person who is both a Qualified Institutional Buyer and a Qualified Purchaser, the Note Registrar shall cancel such Individual Note, execute and deliver a new Individual Note for the denomination of the Individual Note not so transferred, registered in the name of the Holder, and the Note Registrar shall instruct the Depository to increase the denomination of the Global Note by the denomination of the Individual Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding denomination of the Global Note.

It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not both a U.S. Person and a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Global Note.

(o)                                 An exchange of a beneficial interest in a Global Note for an Individual Note or Notes, an exchange of an Individual Note or Notes for a beneficial interest in a Global Note and an exchange of an Individual Note or Notes for another Individual Note or Notes (in each case, whether or not such exchange is made in anticipation of subsequent transfer) may be made only in accordance with this Section 4.02 and in accordance with the rules of the Depository and Applicable Procedures.

(p)                                 (i)                                     Upon acceptance for exchange or transfer of an Individual Note for a beneficial interest in the Global Note as provided herein, the Note Registrar shall cancel such Individual Note and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Note (or on a continuation of such schedule affixed to the Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and an increase in the Note balance of the Global Note equal to the Note balance of such Individual Note exchanged or transferred therefor.

(ii)                                  Upon acceptance for exchange or transfer of a beneficial interest in the Global Note for an Individual Note as provided herein, the Note Registrar shall (or shall request the Depository to) endorse on the schedule affixed to the Global Note (or on a continuation of such schedule affixed to the Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Note balance of the Global Note equal to the Note balance of such Individual Note issued in exchange therefor or upon transfer thereof.

(q)                                 The Securities Legend shall be placed on any Individual Note issued in exchange for or upon transfer of another Individual Note or of a beneficial interest in the Global Note.

(r)                                    Subject to the restrictions on transfer and exchange set forth in this Section 4.02, the Holder of any Individual Note may transfer or exchange the same in whole or in part (in an initial Note balance equal to the minimum authorized denomination of $500,000 or any integral multiple of $1,000 in excess thereof) by surrendering such Note at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Note Registrar in the case of transfer and a written request for exchange in the case of exchange. The Holder of a beneficial interest in a Global Note may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Note Registrar in writing of a request for transfer or exchange of such beneficial interest for an Individual Note or Notes. Following a proper request for transfer or exchange, the Note Registrar shall, within five (5) Business Days of such request made at such Corporate Trust Office, cause the Indenture Trustee to authenticate and the Note Registrar to deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or Holder (in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Note or Notes, as the case may require, for a like aggregate Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Note shall not be valid unless made at the Corporate Trust Office by the registered Holder in person, or by a duly authorized attorney–in–fact.

(s)                                  No transfer of any Note shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the Securities Act and laws. No transfer of any Note shall be made if such transfer would require the Issuer to register as an “investment company” under the Investment Company Act. In the event of any such transfer, unless such transfer is made in reliance upon Rule 144A under the Securities Act, the Indenture Trustee may require a written Opinion of Counsel acceptable to and in form and substance reasonably satisfactory to the Indenture Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Indenture Trustee or the Issuer. The Holder of a Note desiring to effect such transfer shall, and by accepting a Note and the benefits of this Indenture does hereby agree to, indemnify the Indenture Trustee, the Issuer and the Initial Purchasers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Issuer, the Indenture Trustee or the Initial Purchasers intends or is obligated to register or qualify any Note under the Securities Act or any state securities laws.

Section 4.03. Mutilated, Destroyed, Lost or Stolen Notes.

Subject to UCC Section 8–405, if (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, or shall have been called for repurchase, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.04. Payment of Principal and Interest; Extension of Maturity Date;  Defaulted Interest.

(a)                                  The Notes shall accrue interest during each Interest Accrual Period on the basis of twelve 30-day months in a 360-day year. Any interest or principal, if any, payable on any Note which is paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note is registered on the Record Date, by wire transfer or, if no account information is provided, by check mailed first–class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date, except that, unless Global Notes have been issued pursuant to Section 4.02, with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such Person and except for the payment of principal payable with respect to such Note on the Maturity Date. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

(b)                                 The principal balance of each Outstanding Note shall be due and payable, together with all accrued and unpaid interest thereon, on the Scheduled Maturity Date. It is anticipated that the Issuer will redeem fully the Notes, together with all accrued and unpaid interest thereon, on the Scheduled Maturity Date. The Issuer shall deliver an irrevocable notice in the form attached as Exhibit D (a “Redemption Notice”) to the Indenture Trustee of such intent to redeem at any time on or after September 1, 2019, but prior to October 1, 2019.

(c)                                  If on October 1, 2019, the Issuer has not delivered to the Indenture Trustee a Redemption Notice, the Indenture Trustee will provide written notice to each Holder that (A) no such Redemption Notice has been received and (B) the Indenture Trustee will be obligated to extend the maturity of the Notes to the Extended Maturity Date unless instructed, on or before October 21, 2019, by the Majority Holders not to extend such maturity.

(d)                                 If on October 1, 2019, the Issuer has delivered to the Indenture Trustee a Redemption Notice, the Indenture Trustee will provide written notice to each Holder that (A) such Redemption Notice has been received and (B) that, in the event the Issuer fails to so redeem the Notes on the Scheduled Maturity Date, the Indenture Trustee will be obligated to extend the maturity of the Notes to the Extended Maturity Date unless instructed, on or before October 21, 2019, by the Majority Holders not to extend such maturity.

(e)                                  If (i) in connection with the provisions of Section 4.04(c), the Indenture Trustee does not receive instructions from the Majority Holders not to extend by October 21, 2019, or (ii) in connection with the provisions of Section 4.04(d), the Issuer fails to so redeem the Notes on the Scheduled Maturity Date and the Indenture Trustee does not receive by October 21, 2019, instruction from the Majority Holders not to extend the term of the Notes, then in each case the term of the Notes shall be extended to the Extended Maturity Date. Upon such Extended Maturity Date, the Indenture Trustee shall apply the proceeds from the Indenture Collateral pursuant to Section 8.02(d). If the Indenture Trustee does receive instructions from the Majority Holders not to extend, then the term of the Notes shall not be extended, and the Indenture Trustee shall exercise remedies available pursuant to Article V.

(f)                                    If an extension of the Maturity Date is made, in consideration of such extension, the Class A-1 Note Interest Rate shall be increased (for the period beginning on the Scheduled Maturity Date and extending to the Extended Maturity Date) to the Class A-1 Note Extension Interest Rate.

(g)                                 Notwithstanding the foregoing, the entire unpaid principal balance of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee with the consent of the Majority Holders have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments among the Notes shall be made pro rata to the Holders. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with repurchase of Notes shall be mailed to Holders as provided in Section 10.02.

Section 4.05. Tax Treatment.

The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, business and franchise tax purposes, (i) the Notes will qualify as indebtedness secured by the Indenture Collateral and (ii) the Issuer shall not be treated as an association, taxable mortgage pool or publicly traded partnership taxable as a corporation. The Issuer, by entering into this Indenture, and each Holder, by the acceptance of any such Note (and each Beneficial Owner of a Note, by its acceptance of an interest in the applicable Note), agree to treat such Notes for federal, state and local income, business and franchise tax purposes as indebtedness. Each Holder of such Note agrees that it will cause any beneficial owner of such Note acquiring an interest in a Note through it to comply with this Indenture as to treatment of indebtedness under applicable tax law, as described in this Section 4.05. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701–3 or any corresponding provision of applicable state law, whereby the Issuer or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by law or the terms of this Indenture, shall not file tax returns or obtain any federal employer identification number for the Issuer, but shall treat the Issuer as a security device and as a disregarded entity for federal and any applicable state income tax purposes. The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

Section 4.06. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.15, 4.05, 6.07, 10.15 and the second sentence of 10.16, and (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.07), when:

(A)                              either

(1)                                  all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(2)                                  all Notes not theretofore delivered to the Indenture Trustee for cancellation have been indefeasibly redeemed in full, and all other obligations of the Issuer under this Indenture have been completely discharged, whether on the Maturity Date or earlier as provided in this Indenture; and

(B)                                the Issuer has delivered to the Indenture Trustee an Officer’s Certificate meeting the applicable requirements of Section 10.01 and, subject to Section 10.01, stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with (or, in the case of obligations of the Issuer which survive the satisfaction and discharge of this Indenture, stating that such obligations are currently being complied with); and

(C)                                By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly upon such Holder’s receipt of the Outstanding principal balance of such Note, together with all accrued and unpaid interest and fees (if any) thereon.

Upon the delivery of the Officer’s Certificate described in subclause (B) above, the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate; and the Indenture Trustee, on written demand of and at the expense of the Issuer, shall execute (i) proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes and (ii) any necessary reconveyance instruments or assignments releasing any remaining Indenture Collateral to the Issuer.

Section 4.07. Application of Trust Money.

All moneys deposited with the Indenture Trustee into the Class A-1 Notes Account shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of Notes for the payment or repurchase of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or required by law.

Section 4.08. Repayment of Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05 and Section 8.02 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V                              REMEDIES

Section 5.01. Events of Default.

Any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an Event of Default:

(i)                                     a default in the payment of any interest on any Note when the same becomes due and payable and such default shall continue for a period of two (2) Business Days;

(ii)                                  failure to pay the Outstanding principal balance of the Notes on the Maturity Date;

(iii)                               there occurs a default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in this Indenture, or any representation or warranty of the Issuer made in this Indenture proving to have been incorrect in any material respect as of the time when the same shall have been made and such default or incorrect representation or warranty has a material adverse effect on the rights of the Holders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of thirty (30) days (if such failure can be remedied) after there shall have been given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee, by any Holder, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder;

(iv)                              there occurs the filing of a decree or order for relief by a court having jurisdiction over the Issuer or any substantial part of the Indenture Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Collateral, or ordering the winding–up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days;

(v)                                 there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Indenture Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing;

(vi)                              the Indenture Trustee, on behalf of the Holders, shall fail to have a valid and perfected first priority security interest in the Indenture Collateral, and such failure to have a perfected first priority security interest shall have a material adverse effect on the Holders;

(vii)                           the Issuer is required to be registered as an “investment company” under the Investment Company Act; or

(viii)                        the failure by the Guarantor to honor a demand for payment by the Indenture Trustee under the terms of the Guaranty.

The Issuer shall deliver to the Indenture Trustee and the Rating Agencies, within two (2) Business Days after the occurrence of an Event of Default, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (v) of the definition of “Event of Default,” its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default should occur and be continuing, (other than an Event of Default specified in Section 5.01(iv), 5.01(v), or 5.01(viii)), then and in every such case the Indenture Trustee or the Majority Holders may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer and the Rating Agencies (and to the Indenture Trustee if given by Holders), and upon any such declaration the unpaid principal balance of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. If an Event of Default specified in Section 5.01(iv) or Section 5.01(v) occurs, the unpaid principal balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Majority Holders, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(A)                              the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(i)                                     all payments of principal of and accrued and unpaid interest on the Notes and all other amounts that would then be due hereunder and upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

(ii)                                  all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(B)                                all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission or annulment shall affect any subsequent default or impair any right consequent thereto.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)                                  The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five (5) Business Days, or (ii) default is made in the payment of the principal any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)                                 In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, with the consent of the Majority Holders and subject to the provisions of Section 10.17 may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the Indenture Collateral, wherever situated, the moneys adjudged or decreed to be payable.

(c)                                  If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Holders and by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)                                 In case there shall be pending, relative to the Issuer or any other obligor upon the Notes, to the Guarantor upon the Guaranty or any Person having or claiming an ownership interest in the Indenture Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or the Guarantor or their respective property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, to the Guarantor upon the Guaranty or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.03, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)                                     to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes or the Guaranty, as applicable, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in such Proceedings;

(ii)                                  unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)                               to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf;

(iv)                              to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and

(v)                                 to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e)                                  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)                                    All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

(g)                                 In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holder a party to any such Proceedings.

Section 5.04. Remedies; Priorities.

(a)                                  If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05 and Section 5.15):

(i)                                     institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Indenture Collateral, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes and from the Guarantor upon the Guaranty moneys adjudged due;

(ii)                                  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Indenture Collateral or for enforcement of its rights in the Indenture Collateral;

(iii)                               exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

(iv)                              sell the Indenture Collateral or any portion thereof or rights or interest therein;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Collateral following an Event of Default, other than a default in the payment of any principal or interest on the Notes for thirty (30) days or more, unless (A) the Holders unanimously consent thereto, (B) the proceeds of such sale or liquidation distributable to the Holders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and accrued and unpaid interest, or (C) the Indenture Trustee determines that the Indenture Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes, in accordance with their respective terms as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders evidencing 66 2/3% of the Aggregate Outstanding Principal Balance. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Collateral for such purpose.

(b)                                 If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property pro rata to the Holders.

The Indenture Trustee may fix a record date and Payment Date for any payment to Holders pursuant to this Section 5.04. At least five (5) days before such record date, the Issuer shall mail to each Holder and the Indenture Trustee a notice that states the record date, the Payment Date and the amount to be paid.

Section 5.05. Optional Preservation of the Indenture Collateral.

If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Indenture Collateral. It is the desire of the parties hereto and the Holders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Indenture Collateral. In determining whether to maintain possession of the Indenture Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Collateral for such purpose.

Section 5.06. Limitation of Suits.

No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.17 hereof:

(i)                                     the Indenture Trustee has received from the Issuer or from such Holder a notice that an Event of Default has occurred and is continuing;

(ii)                                  the Holders evidencing 25% of the Aggregate Outstanding Principal Balance have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)                               such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)                              the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v)                                 no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Holders of a majority of the Outstanding principal balance of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Aggregate Outstanding Principal Balance, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.07. Unconditional Rights of Holders To Receive Principal and Interest.

Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and such right shall not be impaired without the consent of such Holder.

Section 5.08. Restoration of Rights and Remedies.

If the Indenture Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Issuer, the Indenture Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such Proceeding had been instituted.

Section 5.09. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10. Delay or Omission Not a Waiver.

No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

Section 5.11. Control by Holders.

The Majority Holders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that:

(i)                                     such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)                                  subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Indenture Collateral shall be by Holders of the Notes representing 100% of the Aggregate Outstanding Principal Balance of all Notes;

(iii)                               subject to the express terms of Section 5.04, any direction to the Indenture Trustee to terminate or release the Guaranty shall be by Holders of the Notes representing 100% of the Aggregate Outstanding Principal Balance of all Notes;

(iv)                              if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Indenture Collateral pursuant to such Section, then any direction to the Indenture Trustee to sell or liquidate the Indenture Collateral shall be of no force and effect unless the Holders unanimously consent thereto; and

(v)                                 the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Holders set forth in this Section 5.11, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Holders not consenting to such action.

Section 5.12. Waiver of Past Defaults.

Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Majority Holders may waive any past Event of Default and its consequences except an Event of Default with respect to payment of principal of or interest on any of the Notes or in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Holder, or group of Holders, in each case holding in the aggregate more than 25% of the Aggregate Outstanding Principal Balance or (c) any suit instituted by any Holder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14. Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15. Sale of Indenture Collateral.

(a)                                  The power to effect any sale or other disposition (a “Sale”) of any portion of a Indenture Collateral pursuant to Section 5.04 is expressly subject to the provisions of Section 5.05 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Indenture Collateral remaining unsold, but shall continue unimpaired until the entire Indenture Collateral shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b)                                 The Indenture Trustee shall not in any private Sale sell the Indenture Collateral, or any portion thereof, unless the Holders of all of the Notes consent to or direct the Indenture Trustee to make such Sale and:

(i)                                     the proceeds of such Sale would be not less than the entire amount which would be payable to the Holders under the Notes, in full payment thereof on the Payment Date next succeeding the date of such Sale, or

(ii)                                  the Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Indenture Collateral set forth in Section 5.05 cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking or accounting firm obtained and delivered as provided in Section 5.05, and the Majority Holders consent to such Sale, which consent will not be unreasonably withheld).

(c)                                  In connection with a Sale of all or any portion of the Indenture Collateral:

(i)                                     any Holder or Holders of Notes may bid for and purchase the property offered for Sale, and upon compliance with the terms of Sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such Sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(ii)                                  the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, Requirements of Law in connection therewith, may purchase all or any portion of the Indenture Collateral in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes as a result of such Sale in accordance with subsection 5.04(b) on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(iii)                               the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Indenture Collateral in connection with a Sale thereof;

(iv)                              the Indenture Trustee is hereby irrevocably appointed the agent and attorney–in–fact of the Issuer to transfer and convey its interest in any portion of the Indenture Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(v)                                 no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

Section 5.16. Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Holders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with subsection 5.04(b).

Section 5.17. Performance and Enforcement of Certain Obligations.

Promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Issuer, any issuer of the Installment Notes or the Guarantor of each of their obligations to the Issuer under or in connection with the Installment Notes, the Guaranty and the other the Transaction Documents, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Installment Notes, the Guaranty and the other Transaction Documents to the extent and in the manner directed by the Indenture Trustee, including institution of legal or administrative actions or proceedings to compel or secure performance of obligations under the Transaction Documents.

ARTICLE VI                          THE INDENTURE TRUSTEE

Section 6.01. Duties of Indenture Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs with respect to the Indenture Collateral.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)                                  in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, its own willful misconduct or actions taken in bad faith, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)                                  the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d)                                 Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section 6.01.

(e)                                  The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)                                    Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.

(g)                                 The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, to expend or risk its own funds or otherwise incur financial liability or to honor the request or direction of any of the Holders pursuant to this Indenture, unless the Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses, and liabilities that might be incurred by it in compliance with the request or direction.

(h)                                 Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01.

(i)                                     The Indenture Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer assigned to and working in the Indenture Trustee’s Corporate Trust

Office has actual knowledge thereof or if such notice has been delivered in accordance with Section 10.09.

Section 6.02. Rights of Indenture Trustee.

(a)                                  The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate, or, with respect to legal matters, an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)                                  The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)                                 The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)                                  The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                    The Indenture Trustee shall not be bound to make any investigation into the performance of the Issuer under this Indenture or any other Transaction Document or into the matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other document, but the Indenture Trustee, in its discretion, may make any further inquiry or investigation into those matters that it deems appropriate, and if the Indenture Trustee determines to inquire further, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

(g)                                 If the Indenture Trustee is also acting as Paying Agent or as Note Registrar, the rights and protections afforded to the Indenture Trustee pursuant to this Article shall also be afforded to it in such additional capacities.

Section 6.03. Individual Rights of Indenture Trustee.

The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Registrar, co–registrar, Paying Agent or co–paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

Section 6.04. Indenture Trustee’s Disclaimer.

The Indenture Trustee (a) shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Limited Liability Company Agreement or any other Transaction Document, the validity or sufficiency of any security interest intended to be created or the characterization of the Notes for tax purposes; (b) shall not be accountable for the Issuer’s use of the proceeds from the Notes; and (c) shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 6.05. Notice of Event of Default.

The Indenture Trustee shall mail to each Holder notice of an Event of Default within thirty (30) days after the Indenture Trustee has actual knowledge thereof in accordance with Section 6.01. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 6.06. Reports by Indenture Trustee to Holders.

The Indenture Trustee shall deliver to each Holder such information as may be required to enable such Holder to prepare its federal and state income tax returns. In addition, upon the Issuer’s or a Holder’s written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer or such Holder that is reasonably available to the Indenture Trustee to enable the Issuer or such Holder to perform its federal and state income tax reporting obligations.

The Indenture Trustee shall not be responsible for the tax reporting, disclosure, record keeping or other requirements of the Issuer, if any, under Internal Revenue Code sections 6011(a) or 6112, including, but not limited to, the preparation of IRS Form 8886 pursuant to Treasury Regulations Section 1.6011-4(d) or any successor provision.

Section 6.07. Compensation and Indemnity.

The Issuer shall pay to the Indenture Trustee (i) on the Closing Date a fee in the amount of $10,000 and (ii) on each Payment Date a fee in the amount of $7,500 (the “Indenture Trustee Fee”). By its execution of this Indenture, the Indenture Trustee acknowledges receipt of (A) the initial $10,000 fee and (B) $15,000 representing the prepayment of the $7,500 payments due in connection with the first two (2) Payment Dates. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out–of–pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the

Indenture Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder or under the Limited Liability Company Agreement. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The Indenture Trustee hereby agrees not to cause the filing of a petition in bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect against the Issuer for the non-payment to the Indenture Trustee of any amounts provided by this Section 6.07 until at least one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all Notes issued under this Indenture.

The Indenture Trustee shall receive amounts pursuant to this Section 6.07, and only to the extent that the payment thereof would not result in an Event of Default and the failure to pay such amounts to the Indenture Trustee will not, by itself, constitute an Event of Default. Subject to Section 6.08, the Indenture Trustee shall continue to serve as Indenture Trustee under this Indenture notwithstanding the fact that the Indenture Trustee shall not have received amounts due it hereunder and hereby agrees not to cause the filing of a petition in bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect against the Issuer for the nonpayment to the Indenture Trustee of any amounts provided by this Section 6.07 until at least one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all Notes issued under this Indenture.

Section 6.08. Replacement of Indenture Trustee.

No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. The Majority Holders or the Issuer, with the written consent of the Majority Holders, may remove the Indenture Trustee by so notifying the Indenture Trustee and the Rating Agencies in writing and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i)                                     the Indenture Trustee fails to comply with Section 6.11;

(ii)                                  the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)                               a receiver or other public officer takes charge of the Indenture Trustee or its property;

(iv)                              the Indenture Trustee otherwise becomes incapable of acting; or

(v)                                 the Indenture Trustee defaults in any of its obligations under the Transaction Documents and such default is not cured within thirty (30) days after a Responsible Officer of the Indenture Trustee receives written notice of such default.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. No successor Indenture Trustee shall accept appointment as provided in this Section 6.08 unless at the time of such acceptance such Person shall be eligible under the provisions of Section 6.11. The successor Indenture Trustee shall mail a notice of its succession to Holders. The retiring Indenture Trustee shall promptly transfer all property (including all Indenture Collateral) held by it as Indenture Trustee to the successor Indenture Trustee and shall execute and deliver such instruments and such other documents as may reasonably be required to more fully and certainly vest and confirm in the successor Indenture Trustee all such rights, powers, duties and obligations.

If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Majority Holders, may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Holder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 6.08, the Issuer shall mail notice of such succession hereunder to all Holders of Notes at their addresses as shown in the Note Register at their addresses as shown on the register kept by the Issuer, as provided to the Indenture Trustee. If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 6.09. Successor Indenture Trustee by Merger.

If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that, such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10.   Appointment of Co—Indenture Trustee or Separate Indenture Trustee.

(a)           Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons, to act as a co—trustee or co—trustees, or separate trustee or separate trustees, of all or any part of the Indenture Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such interest to the Indenture Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co—trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 6.11 and no notice to the Holders of the appointment of any co—trustee or separate trustee shall be required under Section 6.08 hereof.  No appointment of a co—trustee or a separate trustee shall relieve the Indenture Trustee of its duties and obligations hereunder.

(b)           Every separate trustee and co—trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co—trustee jointly (it being understood that such separate trustee or co—trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co—trustee, but solely at the direction of the Indenture Trustee;

(ii)           no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)          the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co—trustee.

(c)           Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co—trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co—trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co—trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)           Any separate trustee or co—trustee may at any time constitute the Indenture Trustee, its agent or attorney—in—fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co—trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11.   Eligibility; Disqualification.

The Indenture Trustee hereunder shall at all times be (i) a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) authorized under such laws to exercise corporate trust powers, (iii) having a combined capital and surplus of at least $200,000,000, (iv) having unsecured and unguaranteed long—term debt obligations rated at least “Baa3” by Moody’s and “BBB—” by S&P, and (v) is subject to supervision or examination by federal or state authority. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.11 its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.11, the Indenture Trustee shall (a) give prompt notice to the Issuer and the Holders that it has so ceased to be eligible to be the Indenture Trustee and (b) resign, upon the request of the Majority Holders in the manner and with the effect specified in Section 6.08.

Section 6.12.   Representations, Warranties and Covenants of Indenture Trustee.

The Indenture Trustee hereby makes the following representations, warranties and covenants on which the Issuer and the Holders shall rely:

(a)           the Indenture Trustee is a national banking association and trust company duly organized, validly existing and in good standing under the laws of the United States.

(b)           it satisfies the criteria specified in Section 6.11.

(c)           The Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and the other Transaction Documents to which it is a party and shall have taken all necessary action to authorize the execution, deliver and performance by it of this Indenture and the other Transaction Documents to which it is a party.

(d)           The execution, delivery and performance by the Indenture Trustee of this Indenture and the other Transaction Documents to which it is a party shall not (i) violate any provision of any law or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) violate any provision of, the corporate charter or by–laws of the Indenture Trustee or (iii) violate any provision of or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any, properties included in the Indenture Collateral pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to materially and adversely affect the Indenture Trustee’s performance or ability to perform its duties under this Indenture and the other Transaction Documents to which it is a party or the transactions contemplated in this Indenture and the other Transaction Documents to which it is a party.

(e)           The execution, delivery and performance by the Indenture Trustee of this Indenture and the other Transaction Documents to which it is a party shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of any governmental authority or agency regulating the banking and corporate trust activities of the Indenture Trustee.

(f)            This Indenture and the other Transaction Documents to which it is a party have been duly executed and delivered by the Indenture Trustee and constitute the legal, valid and binding agreements of the Indenture Trustee, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity. The Indenture Trustee agrees and covenants that it will not at any time in the future, deny that this Indenture and the other Transaction Documents to which it is a party constitute the legal, valid and binding agreement of the Indenture Trustee.

(g)           The Indenture Trustee shall not take any action, or fail to take any action, if such action or failure to take action will materially interfere with the enforcement of any rights of the Holders under this Indenture or the other Transaction Documents.

Section 6.13.   Directions to Indenture Trustee.

The Indenture Trustee is hereby directed:

(i)            to accept a collateral assignment of and to hold the assets of the Indenture Collateral as security for the Holders and to open the Class A-1 Notes Account in accordance with Section 3.01 and Section 8.02;

(ii)           to authenticate and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture;

(iii)          to execute and deliver the Transaction Documents to which it is a party;

(iv)          to take all other actions as shall be required to be taken by the terms of this Indenture;

(v)           if, by 12:00 noon (Eastern Standard Time or Daylight Time, as applicable) on the Business Day immediately preceding a Payment Date, there are not sufficient funds in the Class A-1 Notes Account to make the applicable interest payment on the Notes, to make a demand for payment under the Guaranty;

(vi)          if, by 12:00 noon (Eastern Standard Time or Daylight Time, as applicable) on the Business Day immediately after the Extended Maturity Date, there are not sufficient funds in the Class A-1 Notes Account to pay in full the Aggregate Outstanding Principal Balance of the Notes, together with all accrued and unpaid interest thereon, to make a demand for payment under the Guaranty; and

(vii)         upon the occurrence of an Accelerated Payment Default (as defined in Guaranty), to make a demand for payment under the Guaranty.

Section 6.14.   Conflicts.

If a Default occurs and is continuing and the Indenture Trustee is deemed to have a “conflicting interest” (as defined in the TIA) as a result of acting as trustee for the Notes, the Issuer shall appoint a successor Indenture Trustee pursuant to the terms of this Indenture. No such event shall alter the voting rights of the Holders under this Indenture or under any of the other Transaction Documents.

ARTICLE VII       HOLDERS’ LISTS AND REPORTS

Section 7.01.   Issuer To Furnish Indenture Trustee Names and Addresses of Holders.

The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) within one day after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date and (b) at such other times as the Indenture Trustee may reasonably request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 7.02.   Preservation of Information; Communications to Holders.

(a)           The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)           Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or under the Notes.

(c)           The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

(d)           The Indenture Trustee shall furnish to the Holders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Indenture Trustee under the Transaction Documents.

Section 7.03.   Fiscal Year.

Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

ARTICLE VIII      CLASS A-1 NOTES ACCOUNT, DISBURSEMENTS AND RELEASES

Section 8.01.   Collection of Money.

Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any Event of Default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02.   Class A-1 Notes Account.

(a)           On or prior to the Closing Date, the Indenture Trustee shall establish and maintain for the benefit of the Issuer, the Class A-1 Notes Account.

(b)           All funds received by Indenture Trustee which are (i) proceeds of the Installment Notes or the Guaranty (including any amounts received as payment on the Guaranty after a demand is made thereon) or (ii) other moneys that are accompanied by directions of the Issuer and/or the Member, as applicable, that such moneys are to be deposited into the Class A-1 Notes Account, shall be deposited in the Class A-1 Notes Account.

(c)           On the Business Day immediately preceding each Payment Date, the Indenture Trustee shall determine whether the amount of interest and/or principal on the Notes that will be due for payment on such Payment Date exceeds the amount on deposit in the Class A-1 Notes Account. If there are insufficient funds on deposit in the Class A-1 Notes Account to make such interest and/or principal payments, the Indenture Trustee shall send a notice on such Business Day immediately preceding such Payment Date, to the Paying Agent and to the Issuer stating (i) that there will be a shortfall in the payment of interest and/or principal on such Payment Date and (ii) the amount of such shortfall.

(d)           On each Payment Date and on the Maturity Date (if applicable), the Paying Agent shall pay from funds in the Class A-1 Notes Account:

(i)            FIRST, to the Indenture Trustee, the Indenture Trustee Fee from the preceding Interest Accrual Period (to the extent not previously paid);

(ii)           SECOND, to each Holder (A) on each Payment Date, the interest (and principal, if any) due and owing in respect of such Holder’s Notes, and (B) on the Maturity Date, an amount equal to the Outstanding principal balance of the Notes held by such Holder, together with all accrued and unpaid interest thereon;

(iii)          THIRD, to the Indenture Trustee, any additional expenses incurred by Indenture Trustee in connection with the transactions contemplated by the Transaction Documents; and

(iv)          FOURTH, provided no Event of Default has occurred and is continuing, to the Issuer, any remaining funds to or at the Issuer’s direction for payment of the Issuer’s expenses of operation and for distribution to the Member as a return on capital.

(e)           All moneys deposited from time to time in the Class A-1 Notes Account pursuant to this Indenture are held for the benefit of the Issuer and are pledged to the Indenture Trustee for the benefit of the Holders.

ARTICLE IX         SUPPLEMENTAL INDENTURES

Section 9.01.   Supplemental Indentures Without Consent of Holders.

(a)           Without the consent of the Holders of any Notes but with the prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental, in form satisfactory to the Indenture Trustee, for any of the following purposes; provided, however, that the Issuer shall only enter into an indenture supplemental hereunder in compliance the provisions of the Limited Liability Company Agreement:

(i)            to correct or amplify the description of any assets at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)           to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)          to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv)          to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)           to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that, such action shall not as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, adversely affect the interests of the Holders in any material respect;

(vi)          to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii)         to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any of the Notes, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

(viii)        to modify the restrictions on and procedures for resales and other transfers of the Notes to reflect any changes in Applicable Law or regulations (or the interpretation thereof) or to enable the Issuer or the Indenture Trustee to rely upon the exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale or transfer to the extent required hereunder; and

(ix)           to evidence or implement any change to this Indenture required by regulations or guidelines enacted to comply with the USA PATRIOT Act.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)           The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with the receipt of written confirmation from each Rating Agency then rating the Notes that such Act of the Holders will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the Notes, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interest of any Holder, (ii) cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code, or (iii) cause the Issuer to violate the provisions of Sections 7 or 9(i) of its Limited Liability Company Agreement.

(c)           Notwithstanding any provision contained herein to the contrary, prior to entering into any supplemental indenture pursuant to Section 9.01, the Issuer and Indenture Trustee shall (i) obtain written confirmation from Moody’s that entry by the Issuer and Indenture Trustee into such supplemental indenture satisfies the Moody’s Rating Condition, and (ii) obtain written confirmation from S&P that entry by the Issuer and Indenture Trustee into such supplemental indenture satisfies the S&P Rating Condition.

Section 9.02.   Supplemental Indentures With Consent of Holders.

The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with the consent of the Majority Holders by Act of such Holders and upon the receipt of written confirmation from each Rating Agency rating the Notes that such Act of the Holders will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the Notes, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that (x) that the Issuer shall only enter into an indenture supplemental hereunder in compliance with the terms of the Limited Liability Company Agreement, and (y) no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(i)            change the date of payment of principal of or interest on any Note, or reduce the principal balance thereof or the interest rate thereon with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of the Indenture Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(ii)           change any of the terms of the Guaranty;

(iii)          reduce the percentage of the Aggregate Outstanding Principal Balance, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or defaults hereunder and their consequences provided for in this Indenture;

(iv)          modify or alter the provisions of the proviso to the definition of the term “Outstanding” or modify or alter the exception in the definition of the term “Holder”;

(v)           reduce the percentage of the Aggregate Outstanding Principal Balance required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Indenture Collateral pursuant to Section 5.04;

(vi)          modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this

Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby; or

(vii)         permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Holder of the security provided by the lien of this Indenture; and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a copy of such supplemental Indenture or a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Notwithstanding any provision contained herein to the contrary, prior to entering into any supplemental indenture pursuant to Section 9.02, the Issuer and Indenture Trustee shall obtain written confirmation from each of Moody’s and S&P that entry by the Issuer and Indenture Trustee into such supplemental indenture satisfies the Moody’s Rating Condition and the S&P Rating Condition, respectively.

Section 9.03.   Execution of Supplemental Indentures.

In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. The Indenture Trustee shall provide copies of each supplemental indenture to the Rating Agencies.

Section 9.04.   Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05.   Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 9.06.   Amendment of this Indenture Generally.

The parties acknowledge and agree that this Indenture may only be amended, modified or restated through the execution of a Supplemental Indenture pursuant to the terms of this Article IX.

ARTICLE X          MISCELLANEOUS

Section 10.01.   Compliance Certificates and Opinions, etc.

Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture (including a notice of redemption under Section 4.04), the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if required, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(d)           a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(e)           if the signer of document is required to be Independent, the Statement required by the definition of the term “Independent”.

Section 10.02.   Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of an appropriate Person stating that the information with respect to such factual matters is in the possession of the such Person, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy in all material respects, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.03.   Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

(b)           The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)           The ownership of Notes shall be proved by the Note Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.04.   Notices, etc., to Indenture Trustee and Others.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Holders is to be made upon, given or furnished to or filed with:

(i)                 the Indenture Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee and received at the Corporate Trust Office, or

(ii)                the Issuer by the Indenture Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed first–class, postage prepaid to the Issuer addressed to: OMX Timber Finance Investments I, LLC, 150 Pierce Road, Itasca, IL 60143, Attention: Executive Vice-President and Chief Financial Officer, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Holders to the Indenture Trustee.

Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of S&P, at the following address: Standard and Poor’s Ratings Services, 55 Water Street, 41st Floor, New York, New York 10007, Attention: ABS Surveillance Group, and (ii) in the case of Moody’s, at the following address: Moody’s Investors Service, 99 Church Street, 4th Floor, New York, New York 10007, Attention: Monitoring Group - Asset Finance Group; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties; provided, however, that no notice shall be required to be given to the Rating agencies until the Notes has been rated by such Rating Agency.

Section 10.05.   Notices to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, by nationally recognized overnight courier or by first–class, postage prepaid to each Holder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Section 10.06.   Alternate Payment and Notice Provisions.

Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 10.07.   Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 10.08.   Successors and Assigns.

All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 10.09.   Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.10.   Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 10.11.   Legal Holidays.

In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.12.   GOVERNING LAW.

(a)              THIS INDENTURE, EACH SUPPLEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)              EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this subsection 11.12(b).

Section 10.13.   Counterparts.

This Indenture may be executed in any number of counterparts (including by facsimile), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.14.   Issuer Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee has no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder shall be subject to, and entitled to the benefits of, the terms and provisions of the Limited Liability Company Agreement.

Section 10.15.   No Petition.

(a)              The Indenture Trustee, by entering into this Indenture, and each Holder, by accepting a Note, hereby covenant and agree that they will not prior to the date which is one year and one day or, if longer, the preference period then in effect after payment in full of the Notes rated by any Rating Agency, institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Transaction Documents.

(b)              Notwithstanding any other provisions of the Notes, this Indenture or any other Transaction Document, the obligations of the Issuer under the Notes and this Indenture and any other Transaction Document are limited recourse obligations of the Issuer payable solely from the Indenture Collateral and, following realization of the Indenture Collateral and distribution, any claims of the Holders and the other Secured Parties, and any other parties to any Transaction Document shall be extinguished. No recourse shall be had against any officer, administrator, member, director, employee, security holder or incorporator of the Issuer or their respective successors or assigns for the payment of any amounts payable under the Notes, this Indenture or any other Transaction Document. It is understood that the foregoing provisions of this Section 10.15(b) shall not (i) prevent recourse to the Indenture Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Indenture Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture or payable under any other Transaction Document until such

Indenture Collateral has been realized and distributed, whereupon any such outstanding indebtedness or obligation shall be extinguished.

Section 10.16.   Inspection; Confidentiality.

The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, and in a manner that does not unreasonably interfere with the Issuer’s normal operations, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times, in such reasonable manner, and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives, its legal counsel and its auditors to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder and under applicable law. Notwithstanding anything to the contrary contained herein, all parties to which this Indenture relates may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such investors relating to such tax treatment and tax structure. For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meaning given to such terms under Treasury Regulation section 1.6011-4(c).

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

OMX TIMBER FINANCE INVESTMENTS I, LLC, a Delaware limited liability company

By:	/s/ Ted Crumley
Ted Crumley, Regular Manager

Indenture Signature Pages

OMX Timber Finance Investments I, LLC

STATE OF IDAHO	)
) ss.:
COUNTY OF ADA	)

On this 8th day of December, 2004, before me personally appeared TED CRUMLEY, to me known, who being by me duly sworn, did depose and say that he resides at, Boise, Idaho, that he is the Regular Manager of the Issuer, the limited liability company described in and which executed the above instrument; and that he signed his name thereto by like order.

/s/ Cherie H. Anderson
Notary Public for Idaho
Residing at Meridian, Idaho
My Comission expires: 8/5/09

Signature Pages

OMX Timber Finance Investments I, LLC

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

WELLS FARGO BANK NORTHWEST, N.A., not in its individual capacity but solely as the Indenture Trustee

By:	/s/ Val T. Orton
Name:	Val T. Orton
Title:	Vice President

Indenture Signature Pages

OMX Timber Finance Investments I, LLC

STATE OF Utah	)
) ss.:
COUNTY OF Salt Lake	)

On this December 8, 2004, before me personally appeared Val T. Orton, to me known, who being by me duly sworn, did depose and say, that he resides at Salt Lake City and that he is the Vice President of the Indenture Trustee, one of the entities described in and which executed the above instrument; and that he signed his name thereto by like order.

/s/ SHARLEE HACKWORTH
Notary Public

NOTARY PUBLIC SHARLEE HACKWORTH 299 S Main Street, 12th Floor Salt Lake City, UT 84111 My Commission Expires Dec 4, 2007 State of Utah

Indenture Signature Pages

OMX Timber Finance Investments I, LLC

EXHIBIT A

[FORM OF CLASS A-1 NOTE]

CLASS A-1 NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A U.S. PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), AND WHO IS ALSO A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 3(c)(7) UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (A “QUALIFIED  PURCHASER”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB WHO IS ALSO A QUALIFIED PURCHASER, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO A U.S. PERSON WHO IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1)—(3) OR (7) UNDER THE SECURITIES ACT) WHO IS ALSO A QUALIFIED PURCHASER, PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE INDENTURE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE INDENTURE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, OR (3) TO A U.S. PERSON PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT ACQUIRING OR HOLDING THIS NOTE, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR WITH ANY ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” WITHIN THE MEANING OF SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, A “PLAN” WITHIN THE MEANING OF AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); AN ENTITY THE UNDERLYING ASSETS OF WHICH ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH PLAN, OR A PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW (“SIMILAR LAW”) THAT IS SUBSTANTIVELY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR

(B) ITS ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

[IF HELD BY DTC] [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

REGISTERED	$
No. A–1–	December [ ], 2004

SEE REVERSE FOR CERTAIN DEFINITIONS

[144A CUSIP NO. ]

OMX TIMBER FINANCE INVESTMENTS I, LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to                       , or registered assigns, the principal sum of                      DOLLARS payable on October 31, 2019, or on January 29, 2020, if extended pursuant to Section 4.04 of the Indenture (such date, the “Maturity Date”). The unpaid principal balance of this Note shall bear interest at a rate of [                ]% per annum (the “Note Interest Rate”), calculated based on twelve 30-day months in a 360-day year. Interest on the unpaid principal balance shall be due and payable on each April 30 and October 31, beginning April 30, 2005, through and until the Maturity Date (each, a “Payment Date”). If the Maturity Date is extended pursuant to Section 4.04 of the Indenture, in consideration of such extension, the Note Interest Rate shall be increased (for the period beginning on October 31, 2019, and extending to January 29, 2020) to a rate of interest (the “Extension Note Interest Rate”) which is the greater of (i) the Class A-1 Note Interest Rate plus two hundred (200) basis points (2.00%) and (ii) a rate per annum equal to the lesser of (A) LIBOR plus [        ] basis points ([      ]%)and (B) thirteen (13.00%). This Note is not subject to prepayment at the Issuer’s option prior to the Maturity Date.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied in accordance with Section 8.02 of the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer as of the date set forth above.

OMX TIMBER FINANCE INVESTMENTS I, LLC, a Delaware limited liability company

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of OMX Timber Finance Investments I, LLC designated above and referred to in the within–mentioned Indenture.

WELLS FARGO BANK NORTHWEST, N.A., not in its individual capacity but solely as Indenture Trustee,

By:
Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its OMX Timber Finance Investments I, LLC Notes due 2019 (herein called the “Notes”), all issued under an Indenture, dated as of December 21, 2004 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Wells Fargo Bank Northwest, N.A., as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

Notwithstanding the foregoing, the entire unpaid principal balance of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Majority Holders have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Notes shall be made pro rata to the Holders entitled thereto.

Each Holder by acceptance of a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Notes or under any certificate or other writing delivered in connection therewith, against the Indenture Trustee in its individual capacity.

On each Payment Date, commencing April 30, 2005, the Indenture Trustee or Paying Agent shall distribute to the Person in whose name this Note is registered at the close of business on the Record Date the interest and principal due on this Note.

During each Interest Accrual Period, this Note will bear interest at the Note Interest Rate, provided that for the period beginning on October 31, 2019, and extending to January 29, 2020, this Note will bear interest at the Extension Note Interest Rate.

Distributions on this Note will be made by the Indenture Trustee or Paying Agent by wire transfer or, if no account information is provided, by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Indenture Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Notes which have principal balances aggregating at least $500,000.

Notwithstanding the above, the final distribution on this Note, whether upon the Scheduled Maturity Date or the Extended Maturity Date, as applicable, will be made after due notice by the Indenture Trustee of the pendency of such distribution and only upon presentation and surrender of this Note at the office or agency maintained for that purpose by the Note Registrar in New York, New York.

As provided in the Indenture, deposits and withdrawals from the Class A-1 Notes Account may be made by the Indenture Trustee from time to time for purposes other than distributions to the Holders pursuant to the terms of Section 8.02 of the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register upon surrender of this Note for registration of transfer at the offices or agencies maintained by the Note Registrar in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Indenture Trustee, duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Notes in authorized denominations evidencing the same aggregate principal balance will be issued to the designated transferee or transferees.

The Note is issuable only as a registered Note. As provided in the Indenture and subject to certain limitations therein set forth, the Note is exchangeable for a new Note evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture Trustee and any agent of the Indenture Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

The obligations and responsibilities created by the Indenture shall terminate upon the payment to Holders of all amounts required to be paid to them pursuant to the Indenture and the other Transaction Documents and the disposition of all of the Indenture Collateral pursuant to the terms of Section 4.06 of the Indenture.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

The following exchanges of a part of this Global Note for an interest in another Global Note or for an Individual Note, or exchanges of a part of another Global Note or Individual Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of Responsible Officer of Note Registrar

(1)                 This should be included only if the Note is issued in global form.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                        , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	(2)

Signature Guaranteed:

(2)    NOTE: The signature to this assignment must correspond with the name of the registered owner as it  appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT B

WIRING INSTRUCTIONS FORM

, 2004

Wells Fargo Bank Northwest, N.A.,

as the Indenture Trustee and Paying Agent

299 South Main Street

12th Floor

Salt Lake City, Utah 84111

Attention: Corporate Trust Services

Re:    OMX Timber Finance Investments I, LLC Class A-1 Secured Notes due 2019

Dear Sir:

In connection with the sale of the above–captioned Note by                    to                          , (“Transferee”) you, as Paying Agent, are instructed to make all remittances to Transferee as Holder as of                 ,                 by wire transfer. For such wire transfer, the wiring instructions are as follows:

Transferee

Holder’s mailing address:

Name:

Address:

B-1

EXHIBIT C-1

FORM OF TRANSFEREE LETTER

OMX Timber Finance Investments I, LLC,
as the Issuer

c/o Office Max Incorporated

150 Pierce Road

Itasca, IL 60143

Attention: Executive Vice-President and Chief Financial Officer

Wells Fargo Bank Northwest, N.A.,

as the Indenture Trustee

299 South Main Street

12th Floor

Salt Lake City, Utah 84111

Attention: Corporate Trust Services

                    , 20

Re:          OMX Timber Finance Investments I, LLC Notes due 2019

Ladies and Gentlemen:

In connection with our acquisition of the above–captioned Notes, we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are a “U.S. Person” as defined in the Indenture pursuant to which the Notes were issued (the “Indenture”), (c) we are an “Institutional Accredited Investor,” as defined in the Indenture, and a “Qualified Purchaser” as defined in the Indenture, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Notes, (d) we have had the opportunity to ask questions of and receive answers from the Issuer concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (e) we are acquiring the Notes for investment for our own account and not with a view to any distribution of such Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Notes in accordance with clause (g) below), (f) we have not offered or sold any Notes to, or solicited offers to buy any Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any Note unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the

C-1-1

purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate if required by the Indenture, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Indenture, (h) the purchaser will comply with the provisions of Section 4.05 of the Indenture as to treatment of the Notes under applicable tax law, and (i) the purchaser is not, and is not acquiring or holding a Note, directly or indirectly on behalf of or with any assets of an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, a “plan” within the meaning of and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity the underlying assets of which are deemed to include assets of any such plan, or a plan that is subject to any federal, state, local or non-U.S. law (“Similar Law”) that is substantively similar to the provisions of Section 406 of ERISA or Section 4975 of the Code; or the purchaser’s acquisition and holding of such Note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

Very truly yours,

Print Name of Transferee

By:
Responsible Officer

cc:	Office Max Incorporated
150 Pierce Road
Itasca, IL 60143
Attention: Executive Vice-President and General Counsel

C-1-2

EXHIBIT C-2

FORM OF RULE 144A CERTIFICATION

OMX Timber Finance Investments I, LLC,
as the Issuer

c/o OfficeMax Incorporated

150 Pierce Road

Itasca, IL 60143

Attention: Executive Vice-President and Chief Financial Officer

Wells Fargo Bank Northwest, N.A.,
as the Indenture Trustee

299 South Main Street

12th Floor

Salt Lake City, Utah 84111

Attention: Corporate Trust Services

                    , 20

Re:          OMX Timber Finance Investments I, LLC Notes due 2019

Ladies and Gentlemen:

In connection with our acquisition any of the above Notes we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Issuer concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Notes, any interest in the Notes or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Notes, any interest in the Notes or any other similar security from, or otherwise approached or negotiated with respect to the Notes, any interest in the Notes or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Notes under the Act or that would render the disposition of the Notes a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Notes, (d) we are a U.S. person, as defined in Regulation S under the Act, (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act and a “qualified purchaser” within the meaning of Section 3(c)(7) of the Investment Company Act of 1940, as amended, and have completed the form of certification to that effect attached hereto as Annex 1, and (f) we are not, and are not acquiring or holding the

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Notes, directly or indirectly on behalf of or with any assets of an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, a “plan” within the meaning of and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity the underlying assets of which are deemed to include assets of any such plan, or a plan that is subject to any federal, state, local or non-U.S. law (“Similar Law”) that is substantively similar to the provisions of Section 406 of ERISA or Section 4975 of the Code; or the purchaser’s acquisition and holding of such Note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law. We are acquiring the Notes for our own account or for resale pursuant to Rule 144A and further, understand that such Notes may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Act.

Very truly yours,

Print Name of Transferee

By:
Responsible Officer

cc:	Office Max Incorporated
150 Pierce Road
Itasca, IL 60143
Attention: Executive Vice-President and General Counsel

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ANNEX 1 TO EXHIBIT C-2

[FORM OF CERTIFICATION]

[Date]

OMX Timber Finance Investments I, LLC,
as the Issuer

c/o OfficeMax Incorporated

150 Pierce Road

Itasca, IL 60143

Attention: Executive Vice-President and Chief Financial Officer

Wells Fargo Bank Northwest, N.A.,

as the Indenture Trustee

299 South Main Street

12th Floor

Salt Lake City, Utah 84111

Attention: Corporate Trust Services

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Re:          OMX Timber Finance Investments I, LLC Notes due 2019

Ladies and Gentlemen:

In connection with our purchase of the Notes, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as follows:

1.             It owns and/or invests on a discretionary basis eligible securities (excluding affiliate’s securities, bank deposit notes and CD’s, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and currency, interest rate and commodity swaps), as described below:

Amount: $                           ; and

2.             The dollar amount set forth above is:

a.             greater than $100 million and the undersigned is one of the following entities:

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	(1)	☐	an insurance company as defined in Section 2(13) of the Act*; or

	(2)	☐

an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

	(3)	☐	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

	(4)	☐

a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

	(5)	☐

a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar statutory or business trust, or an organization described in Section 501 (c)(3) of the Internal Revenue Code; or

	(6)	☐

a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of sale in the case of a U.S. institution or 18 months in the case of a foreign institution; or

	(7)	☐	an investment adviser registered under the Investment Advisers Act of 1940; or

b.	☐		greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

c.	☐		less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in riskless principal transactions (as defined in Rule 144A); or

d.	☐

less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

*              A purchase by an insurance company for one or more of its separate accounts, as defined by section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

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e.	☐	less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing Notes for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A. It is aware that the sale of the Notes is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Notes may be resold, pledged or transferred pursuant to Rule 144A only to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A.

The undersigned agrees that if at some time before the expiration of the holding period described in Rule 144 it wishes to dispose of or exchange any of the Notes, it will not transfer or exchange any of the Notes to a Qualified Institutional Buyer without first obtaining a letter in the form hereof from the transferee and delivering such certificate to the addressees hereof.

The undersigned further certifies that it is (x) a “U.S. person” as defined in Regulation S of under the Securities Act and (y) a “qualified purchaser” within the meaning of Section 3(c)(7) of the Investment Company Act of 1940.

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Qualified Institutional Buyer on the          day of                             ,          .

Name of Institution
Signature
Name
Title

cc:	Office Max Incorporated
150 Pierce Road
Itasca, IL 60143
Attention: Executive Vice-President and General Counsel

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EXHIBIT D

[FORM OF REDEMPTION NOTICE]

[TO EACH HOLDER]

October 1, 2019

Re:          OMX Timber Finance Investments I, LLC Notes due 2019 (the “Notes”)

Ladies and Gentlemen:

Pursuant to the terms of Section 4.04 of the Indenture dated as of December 21, 2004, (the “Indenture”) between OMX Timber Finance Investments I, LLC, as issuer (the “Issuer”) and Wells Fargo Bank Northwest, N.A., as indenture trustee (the “Indenture Trustee”), this letter serves as notice to you that, as of the date hereof:

[Check one below]

☐    We have not received notice from the Issuer that it intends to redeem fully the captioned Notes on the Scheduled Maturity Date (which is October 31, 2019). We are obligated as Indenture Trustee to extend the term of the Notes to the Extended Maturity Date (which is January 29, 2020) unless we receive instruction by October 21, 2019, from Holders evidencing more than 50% of the Aggregate Outstanding Principal Balance of all of the Notes not to extend such maturity.

☐    We have received notice from the Issuer dated September [  ], 2019, that it intends to redeem fully the captioned Notes, together with all accrued and unpaid interest thereon, on the Scheduled Maturity Date. In the event the Issuer fails to so redeem the Notes on the Scheduled Maturity Date, we will be obligated as Indenture Trustee to extend the term of the Notes to the Extended Maturity Date (which is January 29, 2020) unless we receive instruction by October 21, 2019, from Holders evidencing more than 50% of the Aggregate Outstanding Principal Balance of all of the Notes not to extend such maturity upon such failure to redeem.

If, under the circumstances described above, you do not wish for the maturity of the Notes to be extended to the Extended Maturity Date, you must notify us in writing at the address set forth below:

Wells Fargo Bank Northwest, N.A.,
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Trust Services
Reference: OMX Timber Finance Investments I, LLC Notes due 2019

We must receive your notice on or before October 21, 2019.

In the event that Holders evidencing more than 50% of the Aggregate Outstanding Principal Balance of all of the Notes instruct us not to extend the maturity of the Notes as described

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above, remedies shall be exercised pursuant to Article V of the Indenture after the Scheduled Maturity Date.

Capitalized terms used but not defined herein shall have the meanings assigned in the Indenture.

WELLS FARGO BANK NORTHWEST, N.A., not in its individual capacity but solely as the Indenture Trustee

By:
Name:
Title:

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